Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	9753 Katy Freeway, Suite 700
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77024
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER 2026 RESULTS

Houston, TX — July 23, 2026 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter ended June 30, 2026.

For the quarter ended June 30, 2026, net income was $441.6 million, or $12.53 per diluted share, as compared to $230.8 million, or $6.53 per diluted share, for the quarter ended June 30, 2025. Revenue for the second quarter of 2026 was $3.27 billion compared to $2.17 billion in 2025. The Company reported operating cash flow of $1.14 billion in the current quarter compared to $252.5 million in 2025.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “Our people continued their unmatched execution in markets across the country, achieving great outcomes for our customers and communities every day. Their continued excellence produced record results in virtually every aspect of our overall business. As compared to the same quarter last year, Comfort Systems USA is reporting a 50% increase in revenue, a 92% increase in per share earnings, and remarkable and completely unprecedented quarterly cash flow of more than $1 billion.”

Backlog as of June 30, 2026 was $14.06 billion as compared to $12.45 billion as of March 31, 2026 and $8.12 billion as of June 30, 2025. On a same-store basis, backlog increased from $8.12 billion as of June 30, 2025 to $13.70 billion as of June 30, 2026.

Mr. Lane concluded, “Strong ongoing demand together with our capabilities and reputation produced solid sequential and year over year backlog growth. We are grateful for the hard work and amazing performance of our teams. Our excellent workforce, combined with our strong pipelines make us optimistic about our results for the remainder of 2026 and well into 2027.”

The Company reported net income of $812.0 million, or $23.03 per diluted share, for the six months ended June 30, 2026, compared to $400.1 million, or $11.28 per diluted share, in 2025. The Company also reported revenue of $6.13 billion for the six months ended June 30, 2026, as compared to $4.00 billion in 2025. Operating cash flow for the six months ended June 30, 2026 was $1.53 billion, as compared to $164.5 million in 2025.

The Company will host a webcast and conference call to discuss its financial results and position on Friday, July 24, 2026 at 10:00 a.m. Central Time. To register for the call, please visit https://register-conf.media-server.com/register/BI777a987fe0b945e9888811125e5fa190. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at https://comfortsystemsusa.com under the “Investors” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 206 locations in 150 cities across the nation. For more information, visit the Company’s website at https://comfortsystemsusa.com.

The Company uses any of the following to comply with its disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls or the Company’s website. The Company routinely posts important information on the Investors section of its website (https://investors.comfortsystemsusa.com), including information that may be deemed to be material. The Company encourages investors and others interested in the Company to monitor these distribution channels for material disclosures.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; economic downturns in the markets where the Company operates; shortages of labor and specialty building materials or material increases to the cost thereof; financial difficulties affecting projects, vendors, customers, or subcontractors; unexpected adjustments or cancellations in our backlog resulting in the Company’s backlog failing to translate into actual revenue or profits; inflation, supply chain disruptions, and capital market volatility; the loss of significant customers; intense competition in the Company’s industry; risks associated with acquisitions, including the ability to successfully integrate those companies; impairment charges for goodwill and intangible assets; reductions or reversals of previously recorded revenue or profits as a result of the Company’s cost-to-cost input method of accounting; difficulties in the financial and surety markets; delays and/or defaults in customer payments; difficult work environment; worldwide political and economic uncertainties, including international conflicts and epidemics or pandemics; attraction and retention of key management and employees; the Company’s decentralized management structure; our ability to effectively manage our backlog and the size and cost of our operations; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; our ability to remain in compliance with covenants under our credit agreement, service our indebtedness, or fund our other liquidity needs; our inability to properly utilize our workforce; increases and uncertainty in insurance costs; regulatory and legal risks, including adverse litigation results, failure to comply with laws and regulations; changes in United States trade policy, and tax-related risks; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; an increase in our effective tax rate; a material information technology failure or a material cybersecurity breach; risks related to our common stock; failure or circumvention of our disclosure controls and procedures or internal control environment; our ability to manage growth and geographically-dispersed operations; severe weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; force majeure events; deliberate, malicious acts, including terrorism and sabotage; findings of inadequate internal controls; changes in accounting rules and regulations; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise, except as otherwise required by law.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	(Unaudited)				(Unaudited)
	2026	%	2025	%	2026	%	2025	%
Revenue	$3,265,656	100.0%	$2,173,319	100.0%	$6,130,988	100.0%	$4,004,605	100.0%
Cost of services	2,421,428	74.1%	1,663,422	76.5%	4,532,348	73.9%	3,091,292	77.2%
Gross profit	844,228	25.9%	509,897	23.5%	1,598,640	26.1%	913,313	22.8%

SG&A	287,047	8.8%	210,466	9.7%	556,043	9.1%	405,340	10.1%
Gain on sale of assets	(785)	—	(442)	—	(1,087)	—	(998)	—
Operating income	557,966	17.1%	299,873	13.8%	1,043,684	17.0%	508,971	12.7%

Interest income, net	9,614	0.3%	1,214	0.1%	15,948	0.3%	3,862	0.1%
Changes in the fair value of contingent earn-out obligations	(2,045)	(0.1)%	(4,073)	(0.2)%	(12,415)	(0.2)%	(7,831)	(0.2)%
Other income, net	708	—	(530)	—	1,172	—	(506)	—
Income before income taxes	566,243	17.3%	296,484	13.6%	1,048,389	17.1%	504,496	12.6%

Provision for income taxes	124,641		65,636		236,409		104,359
Net income	$441,602	13.5%	$230,848	10.6%	$811,980	13.2%	$400,137	10.0%

Income per share
Basic	$12.54		$6.54		$23.06		$11.30
Diluted	$12.53		$6.53		$23.03		$11.28

Shares used in computing income per share:
Basic	35,221		35,307		35,216		35,415
Diluted	35,254		35,369		35,255		35,486
Dividends per share	$0.800		$0.450		$1.500		$0.850

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2026	%	2025	%	2026	%	2025	%
Net income	$441,602		$230,848		$811,980		$400,137
Provision for income taxes	124,641		65,636		236,409		104,359
Other expense (income), net	(708)		530		(1,172)		506
Changes in the fair value of contingent earn-out obligations	2,045		4,073		12,415		7,831
Interest income, net	(9,614)		(1,214)		(15,948)		(3,862)
Gain on sale of assets	(785)		(442)		(1,087)		(998)
Amortization	23,274		19,791		43,668		39,906
Depreciation	20,036		14,856		38,602		28,866
Adjusted EBITDA	$600,491	18.4%	$334,078	15.4%	$1,124,867	18.3%	$576,745	14.4%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest income, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	June 30,	December 31,
	2026	2025
	(Unaudited)
Cash and cash equivalents	$1,854,794	$981,898
Billed accounts receivable, net	3,278,811	2,577,858
Unbilled accounts receivable, net	136,617	123,197
Costs and estimated earnings in excess of billings, net	144,553	88,817
Other current assets, net	373,627	338,783
Total current assets	5,788,402	4,110,553
Property and equipment, net	653,873	387,952
Goodwill	1,101,475	1,025,515
Identifiable intangible assets, net	534,580	485,168
Other noncurrent assets	409,476	431,981
Total assets	$8,487,806	$6,441,169

Current maturities of long-term debt	$215	$6,163
Accounts payable	771,906	696,348
Billings in excess of costs and estimated earnings and deferred revenue	3,231,104	2,120,262
Other current liabilities	765,539	571,077
Total current liabilities	4,768,764	3,393,850
Long-term debt	53,849	139,063
Other long-term liabilities	447,924	459,482
Total liabilities	5,270,537	3,992,395
Total stockholders’ equity	3,217,269	2,448,774
Total liabilities and stockholders’ equity	$8,487,806	$6,441,169

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash provided by (used in):
Operating activities	$1,139,426	$252,495	$1,528,254	$164,545
Investing activities	$(283,463)	$(86,205)	$(467,464)	$(182,988)
Financing activities	$(51,333)	$(39,338)	$(187,894)	$(199,786)

Free cash flow:
Cash from operating activities	$1,139,426	$252,495	$1,528,254	$164,545
Purchases of property and equipment	(141,364)	(31,273)	(288,837)	(53,481)
Proceeds from sales of property and equipment	1,258	969	2,132	2,064
Free cash flow	$999,320	$222,191	$1,241,549	$113,128

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.